UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Alphacom Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

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Alphacom Holdings, Inc.

Gregorio Luperon #7

Puerto Plata, Dominican Republic

Tel. (829) 876-4960

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF

A MAJORITY OF THE OUTSTANDING VOTING STOCK OF ALPHACOM HOLDINGS, INC.

April 23, 2019

Dear Alphacom Holdings, Inc. Stockholder:

The enclosed Information Statement is being distributed to the holders of record of common stock, par value $0.001 per share (“Common Stock”), of Alphacom Holdings, Inc., a Nevada corporation (the “Company” or “we”), as of the close of business on April 23, 2019 (the “Record Date”) under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the enclosed Information Statement is to inform our stockholders of action taken by written consent by the holders of a majority of our outstanding voting stock. The enclosed Information Statement shall be considered the notice required under Section 78.370 of the Nevada Revised Statues.

The following action was authorized by written consent of a majority of our outstanding voting stock (the “Written Consents”):

•The approval of an amendment to our articles of incorporation to (i) increase the number of authorized shares of common stock, par value $0.001 (“Common Stock”) from 70,000,000 to 500,000,000, and (ii) authorize the issuance of up to 100,000,000 shares of blank check preferred stock.

The Written Consents constitutes the only stockholder approval required under the Nevada Revised Statues, our Articles of Incorporation and Bylaws to approve the Amendment. Our Board of Directors is not soliciting your consent or your proxy in connection with this action, and no consents or proxies are being requested from stockholders. The Amendment, as approved by the Written Consents, will not become effective until 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board of Directors

/s/ Simeon Leonardo Reyes Francisco
Simeon Leonardo Reyes Francisco
Chief Executive Officer and Director

Alphacom Holdings, Inc.

Gregorio Luperon #7

Puerto Plata, Dominican Republic

Tel. (829) 876-4960

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND

YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

INTRODUCTION

This Information Statement advises stockholders of the approval by the Company’s Board of Directors, and by written consent of the holders a majority of the Company’s voting stock of an amendment to the Company’s Articles of Incorporation (the “Amendment”) to increase the total number of authorized shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), from 70 million shares to 500 million shares and to authorize the issuance of up to 100,000,000 shares of blank check preferred stock (“Preferred Stock”). A copy of the Amendment is attached to this Information Statement as Exhibit A.

The increase of the Company’s authorized shares of Common Stock and the creation of the Preferred Stock will become effective upon the filing of the Amendment with the Secretary of State of Nevada, which filing will occur no less than 20 days after the date of the mailing of this Information Statement to our stockholders.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our articles of incorporation to (i) increase the number of authorized shares of common stock, par value $0.001 (“Common Stock”) from 70,000,000 to 500,000,000, and (ii) authorize the issuance of up to 100,000,000 shares of blank check preferred stock.

How many shares of Common Stock were outstanding on April 10, 2019?

On April 10, 2019, the date we received the consent of the holders of more than a majority of our outstanding shares of Common Stock, there were 292,000 shares of Common Stock outstanding.

What vote was obtained to approve the amendment to the articles of incorporation described in this information statement?

We obtained the approval of the holders of approximately 51.37% of our outstanding shares of Common Stock. Simeon Leonardo Reyes Francisco, our sole officer and director, owns approximately 51.37% of our outstanding Common Stock.

Who is paying the cost of this information statement?

We will pay for preparing, printing and mailing this information statement. Our costs are estimated at approximately $10,000.

AMENDMENT TO THE ARTICLES OF INCORPORATION

Our board of directors and the holders of a majority of our outstanding shares of Common Stock have approved an amendment to our articles of incorporation (the “Amendment”) to (i) increase the number of authorized shares of Common Stock from 70,000,000 to 500,000,000, and (ii) authorize the issuance of up to 100,000,000 shares of blank check preferred stock.

The Amendment, which will be in the form of Appendix A hereto, will be effective upon filing with the Secretary of State of the State of Nevada. The Company will file the Amendment approximately, but not less than, 20 days after the definitive information statement is mailed to stockholders.

Increase in Authorized Common Stock

Upon filing with the Nevada Secretary of State, the Amendment will effect an increase in the number of shares of the Company’s authorized Common Stock, from 70,000,000 to 500,000,000. As of April 10, 2019, 292,000 shares of Common Stock are issued and outstanding.

Purpose of Increase in Authorized Common Stock

The board of directors believes that the increase in authorized common shares will provide the Company greater flexibility with respect to the Company’s capital structure for various purposes including, but not limited to, additional equity financings and stock based acquisitions.

Effect of Increase in Authorized Common Stock on Current Shareholders

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing shareholders.

The additional shares of Common Stock could be used in the future for various purposes without further shareholder approval, except as such approval may be required by applicable law. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, expanding the company’s business or product lines through the acquisition of other businesses or products, and other purposes.

Possible Anti-Takeover Effects of Increase in Authorized Common Stock

We could also use the additional shares of Common Stock that will become available for issuance to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Amendment has not been prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, shareholders should be aware that this proposal could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which the Company’s shareholders might otherwise receive a premium for their shares over then current market prices.

Authorization of Blank Check Preferred Stock

Upon filing with the Nevada Secretary of State, the Amendment will authorize the issuance of up to 100,000,000 shares of preferred stock, $0.001 par value ("Preferred Stock"). The Company’s articles of incorporation presently authorize the issuance of 70,000,000 shares of Common Stock. As of April 19, 2019, 292,000 shares of Common Stock are issued and outstanding. The Board of Directors will be authorized to fix the designations, rights, preferences, powers and limitations of each series of the Preferred Stock.

The term "blank check" preferred stock refers to stock which gives the board of directors of a corporation the flexibility to create one or more series of preferred stock, from time to time, and to determine the relative rights, preferences, powers and limitations of each series, including, without limitation: (i) the number of shares in each series, (ii) whether a series will bear dividends and whether dividends will be cumulative, (iii) the dividend rate and the dates of dividend payments, (iv) liquidation preferences and prices, (v) terms of redemption, including timing, rates and prices, (vi) conversion rights, (vii) any sinking fund requirements, (viii) any restrictions on the issuance of additional shares of any class or series, (ix) any voting rights and (x) any other relative, participating, optional or other special rights, preferences, powers, qualifications, limitations or restrictions.

Effect of Amendment on Current Shareholders

The shares of Preferred Stock authorized pursuant to the Amendment could be issued, at the discretion of the Board, for any proper corporate purpose, without further action by the shareholders other than as may be required by applicable law. Existing shareholders do not have preemptive rights with respect to future issuance of Preferred Stock by the Company and their interest in the Company could be diluted by such issuance with respect to any of the following: earnings per share, voting, liquidation rights and book and market value.

The Board of Directors will have the power to issue the shares of Preferred Stock in one or more classes or series with such preferences and voting rights as the Board of Directors may fix in the resolution providing for the issuance of such shares. The issuance of shares of Preferred Stock could affect the relative rights of the Company's shares of Common Stock. Depending upon the exact terms, limitations and relative rights and preferences, if any of the shares of Preferred Stock as determined by the Board of Directors at the time of issuance, the holders of shares of Preferred Stock may be entitled to a higher dividend rate than that paid on the Common Stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the Company, redemption rights, rights to convert their shares of Preferred Stock into shares of Common Stock, and voting rights which would tend to dilute the voting control of the Company by the holders of shares of Common Stock. Depending on the particular terms of any series of the Preferred Stock, holders thereof may have significant voting rights and the right to representation on the Company's Board of Directors. In addition, the approval of the holders of shares of Preferred Stock, voting as a class or as a series, may be required for the taking of certain corporate actions, such as mergers.

Purpose of Authorization of Blank Check Preferred Stock

The Board of Directors believes that the authorization of shares of Preferred Stock is desirable because it will provide the Company with increased flexibility of action to meet future working capital and capital expenditure requirements through equity financings without the delay and expense ordinarily attendant on obtaining further shareholder approvals. The Board of Directors believes that the authorization of blank check preferred stock will improve the Company's ability to attract needed investment capital, as various series of the Preferred Stock may be customized to meet the needs of any particular transaction or market conditions.

Possible Anti-Takeover Effects of Authorization of Blank Check Preferred Stock

The issuance of shares of Preferred Stock may have the effect of discouraging or thwarting persons seeking to take control of the Company through a tender offer, proxy fight or otherwise or seeking to bring about removal of incumbent management or a corporate transaction such as a merger. For example, the issuance of shares of Preferred Stock in a public or private sale, merger or in a similar transaction may, depending on the terms of the series of Preferred Stock dilute the interest of a party seeking to take over the Company. Further, the authorized Preferred Stock could be used by the Board of Directors for adoption of a shareholder rights plan or "poison pill."

The Amendment was not proposed in response to, or for the purpose of deterring, any effort to obtain control of the Company or as an anti-takeover measure. It should be noted that any action taken by the Company to discourage an attempt to acquire control of the Company might result in shareholders not being able to participate in any possible premiums which might be obtained in the absence of anti-takeover provisions. Any transaction which may be so discouraged or avoided could be a transaction that the Company's shareholders might consider to be in their best interests. However, the Board of Directors has a fiduciary duty to act in the best interests of the Company's shareholders at all times.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

As of April 10, 2019, we had 292,000 shares of Common Stock issued and outstanding, which is the only class of voting securities that would be entitled to vote for directors at a stockholders' meeting if one were to be held. Each share of Common Stock is entitled to one vote.

Security Ownership of Certain Beneficial Owners and Management of the Company:

The following table sets forth the beneficial ownership of our company’s capital stock as of April 10, 2019, as to:

(1)Each person known to beneficially own more than 5% of the Company’s common stock

(2)Each of our directors

(3)Each executive officer

(4)All directors and officers as a group

	Common Stock
Name and Address of Beneficial Owner	Number of Shares Owned (1)	Percent of Class (2)
Simeon Leonardo Reyes Francisco(3)	150,000	51.37%
All Directors and Executive Officers as a Group (1 person)	150,000	51.37%

(1)Except as otherwise indicated, the address of each beneficial owner is c/o Alphacom Holdings, Inc., Gregorio Luperon #7, Puerto Plata, Dominican Republic.

(2)Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(3)Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. There are 292,000 shares of common stock, issued and outstanding as of April 10, 2019 including securities exercisable or convertible into shares of Common Stock within sixty (60) days hereof for each stockholder.

ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act we file periodic reports, documents and other information with the Securities & Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549, or may be accessed at www.sec.gov.

April 23, 2019
By Order of the Board of Directors

/s/ Simeon Leonardo Reyes Francisco
Simeon Leonardo Reyes Francisco Director and CEO

For Nevada Profit Corporations

1. Name of corporation:

Alphacom Holdings, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article III is hereby amended in its entirety to read as follows:

The total number of shares of stock which the Corporation shall have the authority to issue to issue is Six Hundred Million (600,000,000) which shall consist of (i) Five Hundred Million (500,000,000) shares of common stock, par value $0.001 per share, and (ii) One Hundred Million (100,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

4. Effective date of filing (optional):

5. Signature (required):	/s/ Simeon Leonardo Reyes Francisco
Chief Executive Officer